UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2020, LiveXLive Media, Inc. (the “Company”) entered into an Amendment Agreement (“Agreement”) with JGB Capital, LP, JGB Capital Partners, LP and JGB (Cayman) Finlaggan Ltd. (collectively, the "Holders"), and JGB Collateral LLC (the “Agent”), as agent for the Holders with respect to that certain Securities Purchase Agreement, dated as of June 29, 2018, as amended on February 11, 2019 and July 25, 2019 (as amended, the “Purchase Agreement”), whereby the Company issued to the Holders, and the Holders acquired from the Company, on June 29, 2018 12.75% Original Issue Discount Senior Secured Debentures due June 29, 2021, in the aggregate original principal amount of $10,640,000 and on February 11, 2019 12.75% Original Issue Discount Senior Secured Debentures due June 29, 2021, in the aggregate original principal amount of $3,192,000 (collectively the “Debentures” and each a “Debenture”). Pursuant to the Agreement, the Holders and the Company agreed to amend and restate (retroactive to December 31, 2019) Schedule E to each Debenture with respect to certain EBITDA and revenue targets as follows:

Calendar Quarter	EBITDA Target	Revenue Target	LTM Revenue Target
December 31, 2018	($2,600,000)	$6,645,595
March 31, 2019	($1,970,550)	$6,463,884
June 30, 2019	($6,565,217)	$9,300,000
September 30, 2019	($6,927,397)	$9,300,000
December 31, 2019	($7,401,139)	$9,000,000
March 31, 2020	($6,649,303)	$9,000,000*	$36,600,000
June 30, 2020	($6,658,498)	$10,000,000*	$37,300,000
September 30, 2020	($7,673,350)	$11,000,000*	$39,000,000
December 31, 2020	($8,395,590)	$10,000,000*	$40,000,000
March 31, 2021	($8,414,084)	$10,000,000*	$41,000,000

 * Subject to the use of the “LTM Revenue Target” as set forth in the Agreement.

As of January 31, 2020, the Company informed the Holders that it would miss the quarterly revenue covenant of $15 million for the quarter ended December 31, 2019 under the Purchase Agreement then in effect. Accordingly, and after giving effect to the foregoing amendment to Schedule E to each Debenture, the Holders and the Company agreed that no event of default has occurred or is continuing and that the Company and each guarantor have complied in all material respects with their respective obligations under the Debentures and the Purchase Agreement. In addition, the Company issued 400,000 shares of its common stock to the Holders in exchange for the Debentures in the principal amount of $10,000, originally issued by the Company on June 29, 2018, as sole consideration for the shares, sufficient to qualify for an exemption under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof and accompanying removal of applicable restrictions under the Securities Act pursuant to Rule 144. Any sale of such shares shall be subject to a percentage limitation of the daily trading volume.

As a result of the Amendment, as of December 31, 2019, the Company was in compliance with its financial covenants, and a significant portion of the Debentures will be classified as long-term liabilities in accordance with ASC 470-10, Debt.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Amendment Agreement, dated as of January 31, 2020, to the Securities Purchase Agreement, dated as of June 29, 2018, as amended on February 11, 2019 and January 31, 2020, among the Company and JGB Capital Partners, LP, JGB Capital, LP, JGB (Cayman) Finlaggan Ltd and JGB Collateral LLC.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: February 6, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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